UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2014

GLOBAL CASH ACCESS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 S. Tenaya Way, Suite 100 Las Vegas, Nevada	89113
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results Of Operations And Financial Condition.

On January 27, 2014, Global Cash Access Holdings, Inc. (the “Company”) issued a press release in which it reaffirmed its Adjusted EBITIDA and Cash EPS estimates for the year ended December 31, 2013 as previously disclosed in its Current Report filed on Form 8-K filed on November 5, 2013 with the Securities and Exchange Commission. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2014, the Company announced that Ram Chary, age 42, has been appointed to the positions of President and Chief Executive Officer of the Company and as a director of the Company, effective January 27, 2014.  Mr. Chary’s term of office in these offices shall be until his resignation, his removal or the appointment of his successor(s). Mr. Chary replaces David Lopez, whose employment with the Company ended on January 27, 2014.

From 2007 to 2013, Mr. Chary served in various roles at Fidelity National Information Services, Inc., a banking and payments technology company, most recently as an Executive Vice President of Global Commercial Services.  Mr. Chary previously led the technology division of Fidelity National Information Services, Inc.  Prior to joining Fidelity National Information Services Inc., Mr. Chary led the Professional Services organization of eFunds Corporation, a payments services company.  Prior to eFunds, Mr. Chary worked at IBM Global Services in infrastructure outsourcing and technology consulting.

Mr. Chary and the Company entered into an Employment Agreement, effective January 27, 2014. Pursuant to the Employment Agreement, Mr. Chary is entitled to receive an annual base salary of $700,000 and is eligible for a discretionary annual bonus in an amount of up to 150% of his then current base salary depending upon the achievement of certain performance criteria and goals to be determined. The target amount of the discretionary bonus, assuming the achievement of performance criteria and goals, is 100% of his then current base salary.  In the event of the termination of Mr. Chary’s employment in certain circumstances, he is entitled to a lump sum payment of two times his then current base salary plus two times the then target amount of his discretionary bonus, together with eighteen months of continued group health insurance for him and his eligible dependents.  In the event that Mr. Chary suffers an incapacity during the term of his employment, he is entitled to disability payments at an annual rate of 60% of his then current base salary. In the Employment Agreement, Mr. Chary has agreed not to engage in certain competitive activities for a period of two years following the termination of his employment with the Company.  In the Employment Agreement, the Company has agreed to provide Mr. Chary with furnished corporate housing in the Las Vegas metropolitan area for six months and will pay the costs of Mr. Chary commuting back to his home in Florida on weekends and Mr. Chary’s family traveling to Las Vegas on up to twelve trips for the purpose of preparing for relocation to the Las Vegas metropolitan area. The Company has also agreed to pay the costs of Mr. Chary’s relocation to the Las Vegas metropolitan area, certain costs associated with Mr. Chary selling his home in Florida and certain costs associated with Mr. Chary purchasing a home in the Las Vegas metropolitan area.  Concurrent with the execution and delivery of the Employment Agreement, Mr. Chary executed and delivered an Employee Proprietary Information and Inventions Assignment Agreement in the form attached to the Employment Agreement.  The description of the Employment Agreement contained in this paragraph is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1.

In connection with his appointment to office, Mr. Chary and the Company entered into a Notice of Stock Option Award and Stock Option Award Agreement, dated January 27, 2014, copies of which are attached hereto as Exhibit 10.2. Pursuant to the Notice of Stock Option Award and Stock Option Award Agreement, Mr. Chary was awarded an option under the Company’s 2005 Stock Incentive Plan to purchase an aggregate of 2,000,000 shares of common stock at an exercise price of $8.92 per share, which was the closing price of the Company’s common stock on the New York Stock Exchange on January 27, 2014.  Subject to Mr. Chary’s continued employment with the Company, 1,000,000 shares subject to the option (the “Time-Vesting Shares”) will vest over a four-year period, 333,333 of the shares subject to the option will vest upon the conclusion of any period of 30 consecutive trading days on the New York Stock Exchange prior to January 27, 2018 over which the average of the closing prices of the Company’s common stock is at least $12 per share, 333,333 of the shares subject to the option will vest upon the conclusion of any period of 30 consecutive trading days on the New York Stock Exchange prior to January 27, 2018 over which the average of the closing prices of the Company’s common stock is at least $14 per share, and 333,334 of the shares subject to the option will vest upon the conclusion of any period of 30 consecutive trading days on the New York Stock Exchange prior to January 27, 2018 over which the average of the closing prices of the Company’s common stock is at least $16 per share.  All of the shares subject to the option will vest if Mr. Chary is terminated without cause or upon an acquisition of or change in control of the Company.  In the event of Mr. Chary’s death or incapacity during the term of his employment, the Time-Vesting Shares subject to the option will vest. The description of the Notice of Stock Option Award and Stock Option Award Agreement contained in this paragraph is qualified in its entirety by reference to the Notice of Stock Option Award and Stock Option Award Agreement, copies of which are attached hereto as Exhibit 10.2.

On January 27, 2014, Mr. Chary was appointed to the Board of Directors of the Company as a Class III director, whose term shall expire at the annual meeting of stockholders to be held in 2014.  The Board of Directors of the Company believes that Mr. Chary is qualified to serve as a member of the Board of Directors due to his many years of managing and leading complex business organizations, his expertise in leading technology-driven organizations and his expertise in the payment processing industry.  Mr. Chary was simultaneously elected to the Board of Directors of the Company’s wholly-owned subsidiary, Global Cash Access, Inc. (“GCA”).

In connection with his appointment to office and to the Board of Directors of the Company, Mr. Chary and the Company entered into an Indemnification Agreement, dated January 27, 2014.  The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Chary under the circumstances and to the extent provided therein, for expenses, damages, judgments, fines and settlements each may be required to pay in actions or proceedings which he may be made a party by reason of his position as an officer or director of the Company or any of its subsidiaries, and otherwise to the fullest extent permitted under Delaware law and the Company’s bylaws.  The description of the Indemnification Agreement contained in this paragraph is qualified in its entirety by reference to the Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.3.

On January 27, 2014, the Company issued a press release announcing the appointment of Mr. Chary as President and Chief Executive Officer, and the appointment of Mr. Chary as a member of the Company’s Board of Directors, a copy of which is attached hereto as Exhibit 99.1

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Document

10.1	Employment Agreement with Ram Chary, dated January 27, 2014

10.2	Notice of Stock Option Award and Stock Option Award Agreement with Ram Chary, dated January 27, 2014

10.3	Indemnification Agreement with Ram Chary, dated January 27, 2014

99.1	Press Release announcing the appointment of Ram Chary as President and Chief Executive Officer as a member of the Company’s Board of Directors on January 27, 2014

This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.  The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: January 27, 2014

By:	/s/ Mary E. Higgins

Mary E. Higgins
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Employment Agreement with Ram Chary, dated January 27, 2014

10.2	Notice of Stock Option Award and Stock Option Award Agreement with Ram Chary, dated January 27, 2014

10.3	Indemnification Agreement with Ram Chary, dated January 27, 2014

99.1	Press Release announcing the appointment of Ram Chary as President and Chief Executive Officer as a member of the Company’s Board of Directors on January 27, 2014